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                                                                    EXHIBIT 23.3



               Consent of Ernst & Young LLP, Independent Auditors




We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement ( Form S-3, No. 333-69718) and related prospectus of AdvancePCS (formerly Advance Paradigm, Inc.) and to the incorporation by reference therein of our reports dated January 14, 1999 and April 21, 2000, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries included in Advance Paradigm Inc.'s Form 8-K/A dated October 26, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Phoenix, Arizona
January 9, 2002